CERTIFICATION


Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18,United States Code), each of the undersigned officers of Churchill Tax-Free Trust, do hereby certify to such officer's knowledge, that:

The semi-annual report on Form N-CSR of Churchill Tax-Free Trust for the period ended December 31, 2004 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Churchill Tax-Free Trust.


Dated:  February 28, 2005		/s/  Diana P. Herrmann
						----------------------------------
						President and Trustee
						Churchill Tax-Free Trust

Dated:  February 28, 2005		/s/  Joseph P. DiMaggio
						------------------------------------
						Chief Financial Officer and Treasurer
						Churchill Tax-Free Trust

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Churchill Tax-Free Trust and will be retained by Churchill Tax-Free Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.